Exhibit 23.4
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
June 12, 2009
Range Resources Corporation
100 Throckmorton Street
Suite 1200
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We hereby consent to incorporation by reference in this Form S-8 Registration Statement of Range Resources Corporation and in the related Prospectuses (collectively, the “Registration Statement”) which uses the name DeGolyer and MacNaughton and refers to DeGolyer and MacNaughton and incorporates by reference information contained in our “Appraisal Report as of December 31, 2008, of Certain Interests owned by Range Resources Corporation,” provided, however, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth values have been combined with estimates of reserves and present worth prepared by other petroleum consultants.
Submitted,
/s/ DeGOLYER and MacNAUGHTON